Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher	Kate Hahn
rfisher@webmd.net 212-624-3817	khahn@webmd.net 212-624-3760
WEBMD HEALTH CORP. ANNOUNCES PRELIMINARY
RESULTS OF ITS TENDER OFFER
     NEW YORK, NY (September 9, 2010) — WebMD Health Corp. (Nasdaq: WBMD) announced today the preliminary results of its tender offer to purchase up to 3,000,000 shares of its common stock at a price of $52.00 per share, which expired at 5:00 p.m., New York City time, on September 8, 2010. Based on the preliminary count by American Stock Transfer & Trust Company, the Depositary for the tender offer, 14,007,542 shares of common stock were properly tendered and not withdrawn. Accordingly, WebMD expects to accept for purchase a total of 3,000,000 shares at a purchase price of $52.00 per share, for a total cost of $156 million.
     Since the offer was oversubscribed, the number of shares that WebMD will purchase from each tendering shareholder will be pro-rated. Based upon the preliminary count, WebMD estimates that the pro-ration factor will be approximately 21.42%. The number of shares tendered and not withdrawn and the pro-ration factor are preliminary and are subject to: verification by American Stock Transfer & Trust Company; the proper delivery of all shares tendered (including shares tendered pursuant to guaranteed delivery procedures); and the impact of odd-lot tenders. The actual number of shares validly tendered and not withdrawn and the pro-ration factor will be announced promptly following completion of the verification process. Promptly after such announcement, the Depositary will issue payment for the shares validly tendered and accepted under the tender offer and will return all other shares tendered. It is currently expected that payment for all shares purchased will be made on or about September 14, 2010.
     As of September 8, 2010, WebMD had approximately 60.0 million shares of common stock outstanding (excluding approximately 1.2 million shares of unvested restricted stock). From August 10, 2010 to September 8, 2010, the number of shares of WebMD common stock outstanding increased by a total of approximately 1.7 million shares as a result of the conversion of approximately $25.2 million principal amount of WebMD’s 3 1/8% Convertible Notes as well as from the exercise of employee stock options. After giving effect to the results of the tender offer, WebMD expects to have approximately 57.0 million shares of common stock outstanding (excluding the unvested restricted stock) and approximately $350 million in cash and cash equivalents.
     The Information Agent for the tender offer is Innisfree M&A Incorporated. The Depositary is American Stock Transfer & Trust Company. For questions and information, please call the Information Agent toll free at 1-888-750-5834.

     THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF WEBMD HEALTH CORP. COMMON STOCK. THE TENDER OFFER WAS MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT WEBMD DISTRIBUTED TO ITS STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, AS AMENDED, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT WEBMD FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CALLING INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE TENDER OFFER, TOLL-FREE AT 1-888-750-5834.
About WebMD
WebMD Health Corp. (Nasdaq: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through our public and private online portals and health-focused publications.
The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, eMedicine, eMedicine Health, RxList, theHeart.org, and drugs.com.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements, including risks and uncertainties regarding: changes in financial markets; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries; and changes in facts and circumstances and other uncertainties concerning the tender offer. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

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